UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2008

SureWest Communications

(Exact Name of Registrant as Specified in its Charter)

California	0-556	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California		95678
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 17, 2008, SureWest Communications’ (the “Company”) Board of Directors amended its Code of Ethics (the “Code”), which applies to its directors, officers and employees.  The amendment supplements the existing “conflict of interest” section language to better align it with the Company’s current practices.  Consistent with these practices, the Code was clarified with regards to restricting individuals from participating in an official manner as an officer or director of an outside for profit entity without authorization by the Chief Executive Officer of the Company.

A copy of the Code of Ethics is available at the Company’s corporate governance website located at www.surw.com/ir.

The above description is a summary of the amendment made to the Code and is qualified in its entirety by the copy thereof which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
14.1	SureWest Communications Code of Ethics, as amended and adopted by the Board of Directors on December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  December 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
14.1	SureWest Communications Code of Ethics, as amended and adopted by the Board of Directors on December 17, 2008